SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange
              Act of 1934 (Amendment No.          )

[X]  Filed by the Registrant
[ ]  Filed by a party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

              GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:_________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          _________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:_________________
     (5)  Total Fee paid:__________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:________________________________________
     (2)  Form, Schedule or Registration Statement:______________________
     (3)  Filing Party:__________________________________________________
     (4)  Date Filed:____________________________________________________



              GENERAL EMPLOYMENT ENTERPRISES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.:

     You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held at The DuPage Club, 1901 S. Meyers Road, in Oakbrook Terrace, Illinois 60181, on Monday, February 23, 1998, at 10:00 a.m., local time, for the following purposes:

     1.   To elect seven directors of the Company; and

     2. To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on December 29, 1997 will be entitled to vote at the meeting.

                                   By Order of the Board of Directors


                                   Nancy C. Frohnmaier
                                   Secretary


Oakbrook Terrace, Illinois
January 23, 1998


                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the postage paid envelope that is enclosed, so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.



              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     Oakbrook Terrace Tower
                   One Tower Lane, Suite 2100
                Oakbrook Terrace, Illinois  60181


                         PROXY STATEMENT
               For Annual Meeting of Shareholders



  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 23, 1998, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Monday, February 23, 1998, at 10:00 a.m., local time, at The DuPage Club, 1901 S. Meyers Road, in Oakbrook Terrace, Illinois 60181.

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 4,021,859 outstanding on December 29, 1997, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (seven) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received prior to the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted for election of the seven nominees for director listed in this proxy statement. Proxies given may be revoked at any time prior to the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.
Abstentions will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a proxy submitted by a broker for shares beneficially owned by other persons indicates that all or a portion of the shares represented by such proxy are not being voted (because the broker does not have discretionary authority to vote shares with respect to a particular matter in the absence of instructions from the beneficial owner of such shares), those shares will not be counted in determining whether a quorum is present and will not be considered present and entitled to vote with respect to that matter.

  The nominees for director who receive a plurality vote shall be elected directors of the Company; abstentions will have no effect on the vote for the election of directors.

                      ELECTION OF DIRECTORS

  Seven directors are to be elected at the Annual Meeting, to serve until the 1999 Annual Meeting of shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.


Nominees

The following information is furnished with respect to each nominee for election as a director:

  HERBERT F. IMHOFF, age 71, has been Chairman of the Board since
1968 and was named Chief Executive Officer in February 1997. He served as President from 1964 until 1997.

  HOWARD S. WILCOX, age 77, is a management consultant.  Mr.
Wilcox was formerly owner of Howard S. Wilcox, Inc., a public relations firm, from 1966 to 1986. Mr. Wilcox was elected to the Board in 1974.

  WALTER T. KERWIN, JR., age 80, is a former Vice Chief of Staff of the U.S. Army. He has served as a consultant to the Army, the Department of Defense and private industry since 1978. He joined the Board in 1984.

  HERBERT F. IMHOFF, JR., age 48, was named President and Chief Operating Officer in February 1997 and had previously been Executive Vice President since 1986. Mr. Imhoff, Jr. has served as the Company's general counsel since 1982, and has been a member of the Board since 1986.

  LEONARD CHAVIN*, age 66, has operated a real estate management and development business for more than 10 years. He was elected to the Board in 1991.

  SHELDON BROTTMAN, age 63, has been an attorney and real estate developer for more than 10 years. Until December, 1997, he was President and CEO of Jemm Wholesale Meat Co. Mr. Brottman was elected to the Board in 1991.

  DELAIN G. DANEHEY, age 63, was with the auditing firm of Ernst
& Young LLP for 31 years, and was a partner when he retired from the firm in 1991. Mr. Danehey joined the Company's Board in May of 1995.


  All of the foregoing nominees are currently serving as directors of the Company and were elected by the shareholders at the last Annual Meeting. Each of the above-named nominees has agreed to serve if elected.

  *On December 30, 1994, in the United States Bankruptcy Court, Northern District of Illinois, an Involuntary Petition for Bankruptcy under Chapter 7 was filed against Mr. Chavin by three creditors. On December 31, 1993, LC & CP Corporation of Wisconsin, and LP & CC Corporation of Illinois, were adjudicated bankrupt. Mr. Chavin was an executive officer and major shareholder of these corporations.


Information Concerning the Board of Directors and its Committees

  The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held five regularly scheduled meetings during the last fiscal year.

Executive Committee
  The Board of Directors has an Executive Committee consisting of the Board of Directors as a whole, and meetings of the committee may be called or requested by the chairman of the board, the president, or a majority of the directors. The Executive Committee is authorized to act upon all matters requiring Board approval except the declaration of dividends, corporate reorganization, and merger and acquisition decisions. As provided in the By-Laws of the Company, a majority of the directors constitutes a quorum for the purposes of transacting committee business. No Executive Committee meetings were held in fiscal 1997.

Audit Committee
  The Audit Committee, which is comprised of all members of the Board, meeting as a committee of the whole, is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and with the review of internal policies and practices. Specifically, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met once during fiscal 1997.

Stock Option Committee
  The Board has a Stock Option Committee which is comprised of all non-employee Directors. The function of this committee is to oversee the administration of the Company's stock option plans. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms of such options. The Stock Option Committee met four times during fiscal 1997.

The Board of Directors does not have a standing Nominating
Committee.


Nominations

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the secretary of the Company not later than sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.


Security Ownership of Certain Beneficial Owners and Management

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of December
29, 1997:

Title of  Name and Address              Amount and Nature of    Percent
Class     of Beneficial Owner           Beneficial Ownership*   of Class

Common    Herbert F. Imhoff                  1,161,193(1)       28.50
          One Tower Lane, Suite 2100
          Oakbrook Terrace, IL 60181


*The named individual has sole voting and dispositive power over the shares listed.

(1) Includes 52,500 option shares exercisable by Mr. Imhoff within 60 days of record date.


  The following information is furnished as of December 29, 1997, to indicate beneficial ownership by each director and each named executive officer, individually, and all executive officers and directors as a group:

Title of  Name of                Amount and Nature of     Percent
Class     Beneficial Owner       Beneficial Ownership*    of Class

Common    Herbert F. Imhoff        1,161,193(1)           28.50

Common    Herbert F. Imhoff, Jr.      45,622(2)           01.12

Common    Leonard Chavin                      0              -

Common    Sheldon Brottman            49,473(3)           01.22

Common    Howard S. Wilcox            35,626(4)              **

Common    Walter T. Kerwin, Jr.       25,509(4)              **

Common    Delain G. Danehey           24,654(4)              **

Common    Kent M. Yauch               16,606(3)              **

Common    Marilyn L. White             7,837(3)              **

Common    Gregory Chrisos                     0              -

All directors and executive        1,366,520(5)           32.13
officers as a group
(ten in number)

* Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.
** Represents less than 1%.

(1) Includes 52,500 option shares exercisable by Mr. Imhoff within 60 days of record date. Mr. Imhoff is the father of Mr.
Herbert F. Imhoff, Jr.

(2) Includes 247 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son and 37,500 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date.
Mr. Imhoff, Jr. is the son of Mr. Herbert F. Imhoff.

(3) Represents options to purchase shares exercisable within 60 days of record date.

(4) Includes options to purchase 22,500 shares exercisable within 60 days of record date.

(5) Includes 247 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son and 231,416 option shares exercisable by members of the group within 60 days of record date.


Settlement Agreement
  On September 27, 1991 the Company and Leonard Chavin entered into a Settlement Agreement to resolve certain litigation and other issues. Insofar as it is still in effect, Mr. Chavin (and, subsequently, in certain respects, his former wife, Marlene Chavin) (a) agreed not to sue the Company or its agents based on facts existing or occurring prior to September 27, 1991, (b) agreed not to acquire additional securities of the Company during the term of the Agreement or to encourage others to do so, (c) granted the Company a right of first refusal to purchase his common shares of the Company and (d) agreed not to solicit proxies in opposition to the recommendation of the Company's Board of Directors and agreed to vote his shares in accordance with the Board's recommendation for so long as Mr. Chavin and one other person designated by him are included in the slate of nominees for directors recommended by the Board to shareholders for election as directors.

  In the Settlement Agreement, the Company agreed (a) to notify Mr. Chavin in advance of an annual meeting of shareholders if Mr. Chavin and his designee are not to be included on the Board's recommended slate of nominees, and (b) to include Mr. Chavin and his designee on the slate of nominees for directors under certain circumstances in the event the Company reincorporates in Delaware and Mr. Chavin and his nominee are members of the Company's Board on the date such reincorporation is approved. The covenants and agreements of the Settlement Agreement will continue in full force and effect for so long as Mr. Chavin remains a member of the Company's Board of Directors.

  In connection with the 1998 Annual Meeting, Mr. Chavin has designated himself and Mr. Brottman for inclusion in the slate of nominees pursuant to the Settlement Agreement.


Compensation of Executive Officers

Summary Compensation Table
  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other four most highly-compensated executive officers.

                   Summary Compensation Table

                                                   Long-Term
                                                   Compensation
                                                   Awards -
Name and                            Annual         Securities      All Other
Principal              Fiscal    Compensation      Underlying      Compensa-
Position               Year   Salary($)  Bonus($)  Options (#)(1)  tion($)(2)

Herbert F. Imhoff      1997   $302,500   $207,148      52,500      $2,000
Chairman and Chief     1996    275,000    360,638           0       1,875
Executive Officer      1995    225,061    195,349           0       1,875

Herbert F. Imhoff, Jr. 1997   $176,000   $120,522      37,500      $2,025
President and Chief    1996    160,000    209,826           0       2,182
Operating Officer      1995    127,250    110,451           0       1,983

Marilyn L. White(3)    1997   $ 90,000   $ 39,340      16,125      $2,064
Vice President         1996     60,000     75,129      19,837         875

Kent M. Yauch          1997   $100,000   $ 25,000      16,606      $1,563
Chief Financial        1996     88,000     25,000       9,918       1,288
Officer and            1995     80,300     15,000           0       1,129
Treasurer

Gregory Chrisos(4)     1997   $105,000   $ 17,527      24,750      $1,013
Vice President
Triad Personnel
Services

(1) Adjusted to reflect 3-for-2 stock split paid on October 31, 1997.
(2) Amounts represent the Company's contribution to the Company's
401(k) Incentive Savings Plan.
(3) Ms. White became an executive officer in August of 1996.
(4) Mr. Chrisos became an executive officer of the Company's subsidiary in October of 1996.


Stock Option Grants
  The following table shows all grants of stock options in fiscal 1997 under the 1995 and 1997 Stock Option Plans, to each of the officers named in the Summary Compensation Table above. The exercise price of all options was the fair market value on the date of grant.


                       Option Grants in Last Fiscal Year
                             Individual Grants

                                         Percent
                       Number of         of Total
                       Securities        Options       Exercise
                       Underlying        Granted to    or Base
                       Options           Employees in  Price      Expiration
Name                   Granted(#)(1)(2)  Fiscal Year   ($/Sh)(1)  Date


Herbert F. Imhoff        52,500          20.28          $7.08     2/23/2007

Herbert F. Imhoff, Jr.   37,500          14.49           7.08     2/23/2007

Marilyn L. White          8,625           3.33           7.47     9/30/2006
                          7,500           2.90           7.08     2/23/2007

Kent M. Yauch             8,625           3.33           7.47     9/30/2006
                          7,981           3.08           7.08     2/23/2007

Gregory Chrisos          17,250           6.66           7.47     9/30/2006
                          7,500           2.90           7.08     2/23/2007

(1) Adjusted to reflect 3-for-2 stock split paid on October 31, 1997.
(2) Options are immediately exercisable except those granted to Ms. White and Mr. Chrisos which are exercisable two years after date of grant.


Stock Option Exercises and Fiscal Year End Stock Option Values
  The following table shows stock options exercised during fiscal 1997 by each of the officers named in the Summary Compensation Table and the value of unexercised options held as of the end of that year.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                        Number of
                                        Securities         Value of
                                        Underlying         Unexercised
                                        Unexercised        In-the-Money
                 Shares                 Options at         Options
                 Acquired               FY-End (#)(1)      at FY-End($)(2)
                 On Exer-      Value    Exer-    Unexer-   Exer-      Unexer-
Name             cise(#)(1)  Realized   cisable  cisable   cisable    cisable

Herbert F. Imhoff      0      $     0    52,500        0   $245,175         0
Herbert F.
   Imhoff, Jr.         0      $     0    37,500        0   $175,125         0
Marilyn L. White       0      $     0    19,837   16,125   $154,332  $ 71,940
Kent M. Yauch      9,918      $65,971    16,606        0   $ 74,186         0
Gregory Chrisos        0      $     0         0   24,750   $      0  $108,855

(1) Number of shares adjusted to reflect 3-for-2 stock split paid on October 31, 1997.
(2) Represents the spread between $11.75, the closing price of the Company's Common Stock on the American Stock Exchange on September 30, 1997 (adjusted for a 3-for-2 stock split) and the option price per share multiplied by the number of unexercised options.


Compensation of Directors
  During the last fiscal year directors who are not full-time employees of the Company were compensated at the rate of $2,000 per month. Compensation for non-employee Executive Committee Members is $1,000 per meeting; however, no Executive Committee Meetings were held in fiscal 1997. Since Audit Committee and Stock Option Committee meetings are held in conjunction with regular Board Meetings, Committee Members receive no additional fee for serving on the Audit Committee or the Stock Option Committee.


Supplemental Executive Retirement Plan
  The Company has agreed to provide Herbert F. Imhoff with a retirement benefit of $400,000 subsequent to his retirement. Under the terms of the agreement, the retirement benefit is to be paid in a number of equal monthly installments equal to the number of months between the first day of the month following his termination date and the first day of the month in which Mr. Imhoff attains age 75. The retirement benefit is also to be paid in the event of a termination without cause or a constructive termination within 12 months following a change in control. In the event of Mr. Imhoff's death, the retirement benefit is to be paid to his designated beneficiary. Mr. Herbert F. Imhoff also has an employment contract with the Company dated October 1, 1962, providing for exclusive continuous employment during a period of time mutually agreeable to the parties.


Senior Employment Contracts
  Herbert F. Imhoff and Herbert F. Imhoff, Jr. each have employment security agreements with the Company which, in general, provide for payments in the amount of twice their respective annual compensation, plus continued participation in any employee benefit plan maintained by the Company in which the executive participates at the date of termination, in the event that the employment of the executive is terminated by the Company for any reason other than good cause within twenty-four months following change of control of the Company.

  A change of control shall be deemed to take place on the occurrence of any of the following events on or after May 14, 1990, without the prior written approval of a majority of the entire Board of Directors of the Company as it exists immediately prior to such event:
(1) The acquisition by an entity, person or group of beneficial ownership of capital stock of the Company if after such acquisition such entity, person or group is entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors ("Voting Power");
(2) The effective time of (I) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Power of the surviving or resulting corporation, or (II) a transfer of 30% of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50% of the Voting Power; or
(3) The election to the Board of Directors of the Company of candidates who were not recommended for election by the Board of Directors of the Company in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.



                          OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of these reports furnished to the Company and written representations from the executive officers and directors that no other reports were required during the fiscal year ended September 1997, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent owners were complied with.


Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders, shareholder proposals must be received by the Company at its address hereinabove, on or before September 1, 1998.


Independent Public Auditors

  Ernst & Young LLP, independent certified public auditors, have been auditors of the financial statements of the Company since 1985 and have been selected by the Board of Directors of the Company to serve as independent auditors for the Company for the year ending September 30, 1998.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


Availability of Form 10-KSB

  The Company will furnish upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-KSB including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to

                    Investor Relations Department
                    General Employment Enterprises, Inc.
                    One Tower Lane, Suite 2100
                    Oakbrook Terrace, Illinois 60181


Other Business

  At the date of this Proxy Statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO
SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE
UNITED STATES.

  Directions to the location of this year's Annual Meeting can be obtained by contacting the Company's Investor Relations
Department at the above address or by calling (630) 954-0495.

                              By Order of the Board of Directors



                              Nancy C. Frohnmaier
                              Secretary


Oakbrook Terrace, Illinois




            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, HOWARD S. WILCOX and WALTER T. KERWIN, JR., and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 23, 1998 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors.

1. Election of Directors, Nominees:
   S. Brottman, L. Chavin, D. G. Danehey, H. F. Imhoff, H. F. Imhoff, Jr.,
   W. T. Kerwin, Jr., H. S. Wilcox

                               For, except vote withheld
   FOR ___ AGAINST ___         from the following nominee(s)________________

2. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

Please sign, date, and mail this proxy in the enclosed envelope as promptly as possible.



This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.


The Board of Directors recommends a vote FOR the nominees for directors.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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                                        SIGNATURE(S)                    DATE